EXHIBIT 99.1


                               DIANON AND UROCOR
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

      The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheet of Dianon and the historical consolidated balance sheet of UroCor, giving effect to the merger of UroCor with and into Dianon as if it had been consummated on September 30, 2001. The Unaudited Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 2001 and the year ended December 31, 2000 combine the historical consolidated statements of income of Dianon and UroCor, giving effect to the merger as if it had occurred on January 1, 2000. The unaudited pro forma financial statements give effect to the merger using the purchase method of accounting.

      This information should be read in conjunction with the:

      o accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

      o separate historical financial statements of Dianon as of and for the nine months ended September 30, 2001 and 2000 and as of and for the three years ended December 31, 2000, which are contained in Dianon's Quarterly and Annual Reports on Form 10-Q filed October 26, 2001 and Form 10-K filed March 14, 2001, respectively; and

      o separate historical financial statements of UroCor as of and for the six months ended June 30, 2001 and as of and for the three years ended December 31, 2000, which are contained in UroCor's Quarterly and Annual reports on Form 10-Q filed August 14, 2001, as amended by Amendment no. 1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, on Form 10-Q/A, filed October 10, 2001, and Form 10-K filed April 2, 2001, as amended by Amendment no. 1 to Annual Report on Form 10-K for the year ended December 31, 2000, on Form 10-K/A, filed October 10, 2001, respectively.

      The pro forma information is not necessarily indicative of the financial position and results of operations that would have been achieved had the merger been consummated on the dates indicated or of future operations of the combined company.

              UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001


                                                                                           PRO FORMA                PRO FORMA
                                                                     DIANON       UROCOR  ADJUSTMENTS   Notes        COMBINED
                                                                    -------      -------  -----------   -----       ---------
Assets
     Cash and cash equivalents                                      $  23.2      $  13.6     $  (8.5)  (1)          $   28.3
     Accounts receivable, net                                          21.0         13.3        (1.1)  (2)              33.2
     Deferred income tax asset                                          0.9          0.9         1.0   (3)               2.8
     Refundable Income taxes                                            0.0          0.0         3.6   (4)               3.6
     Other current assets                                               2.9          1.7        (0.6)  (5)               4.0
                                                                    ---------------------------------               ---------
          Total current assets                                         48.0         29.5        (5.6)                   71.9

     Property and equipment, net                                        4.8          9.4        (4.0)  (6)              10.2
     Intangible assets, net                                            13.2          5.7       171.7   (7)             190.6
     Deferred income tax asset                                          1.9          2.4                                 4.3
     Other assets                                                       0.7          0.5                                 1.2
                                                                    ---------------------------------               ---------
          TOTAL ASSETS                                              $  68.6      $  47.5     $ 162.1                $  278.2
                                                                    =================================               =========

Liabilities and Stockholders' Equity
     Accounts payable and accrued liabilities                       $   8.2      $   5.1     $   4.8   (8)          $   18.1
                                                                    ---------------------------------               ---------
          Total current liabilities                                     8.2          5.1         4.8                    18.1

     Long-term portion of capitalized lease obligations                 0.0          0.4                                 0.4
     Deferred income tax liabilities                                    0.2          0.0         3.5  (9)                3.7
     Deferred Compensation                                              0.0          0.6                                 0.6
                                                                    ---------------------------------               ---------
          TOTAL LIABILITIES                                             8.4          6.1         8.3                    22.8

     Shareholder's Equity:
     Common stock                                                       0.1          0.1        (0.1) (10)               0.1
     Additional paid-in capital                                        37.1         60.5       134.7  (10)             232.3
     Retained earnings                                                 23.1        (13.9)       13.9  (10)              23.1
     Treasury stock, at cost                                           (0.1)        (5.3)        5.3  (10)              (0.1)

     TOTAL STOCKHOLDERS' EQUITY                                        60.2         41.4       153.8                   255.4
                                                                    ---------------------------------               ---------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $  68.6      $  47.5     $ 162.1                $  278.2
                                                                    =================================               =========

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
           Statements which are an integral part of these statements.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001


                                                                                                 PRO FORMA         PRO FORMA
                                                                DIANON             UROCOR       ADJUSTMENTS  NOTES  COMBINED
                                                               ---------          ---------     -----------  -----  ---------
                                                                      (AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
Net revenues                                                   $    84.5          $    45.4      $    (1.8)  (11)   $  128.1

Costs and expenses:
  Cost of sales                                                     46.9               16.2           (2.1)  (11)       61.0
  Selling, informational and administrative expenses
    (including provision for bad debt)                              25.8               23.6           (0.0)  (12)       49.4
  Research and development                                           1.0                1.0                              2.0
                                                               ---------          ---------      ---------          --------
Income from Operations                                              10.8                4.6            0.3              15.7
                                                               ---------          ---------      ---------          --------
Gain on Sale of therapeutic agreement                                  -                4.6              -               4.6
Net interest income                                                  0.5                0.4                              0.9
Other                                                                  -               (1.1)             -              (1.1)
                                                               ---------          ---------      ---------          --------
Income before Provision for Income Taxes                            11.3                8.5            0.3              20.1

Provision for income taxes                                           4.6                3.3            0.1   (13)        8.0
                                                               ---------          ---------      ---------          --------
Net Income                                                     $     6.7          $     5.2      $     0.2          $   12.1
                                                               =========          =========      =========          ========

Net income per Common Share -- Basic                           $    0.91          $    0.53                         $   1.07
Net income per Common Share -- Diluted                         $    0.83          $    0.48                         $    .99

Weighted average shares used to calculate
  earnings per share amounts:
                          Basic                                      7.4                9.9                             11.3
                          Diluted                                    8.1               10.8                             12.2

Cash dividends per Common Share                                $       -          $       -                         $      -
                                                               =========          =========                         ========

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
           Statements which are an integral part of these statements.

                         UNAUDITED PRO FORMA CONDENSED
                          COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                                                                  PRO FORMA            PRO FORMA
                                                                 DIANON             UROCOR       ADJUSTMENTS  NOTES    COMBINED
                                                                 -------            -------      -----------  -----    ---------
                                                                          (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
Net revenues                                                    $  95.6            $  52.6          $  (0.9)  (11)     $   147.3

Costs and expenses:
  Cost of sales                                                    54.1               19.8          $  (1.7)  (11)          72.2
  Selling, informational, and administrative
  expenses (including provision for bad debt)                      29.8               27.8             (0.0)  (12)          57.6
  Research and Development                                          1.0                1.4                                   2.4
  Special Charges                                                                     10.3                -                 10.3
                                                                -------            -------          -------            ---------
Income (loss)  from Operations                                     10.7               (6.7)             0.8                  4.8
                                                                -------            -------          -------            ---------
Net interest income                                                 0.4                0.7                                   1.1
                                                                -------            -------          -------            ---------
Income(loss) before Provision for Income Taxes                     11.1               (6.0)             0.8                  5.9

Provision for income taxes (benefit)                                4.5               (1.2)             0.3   (13)           3.6
                                                                -------            -------          -------            ---------
Net Income(loss)                                                $   6.6            $  (4.8)         $   0.5            $     2.3
                                                                =======            =======          =======            =========

Net income per Common Share -- Basic                            $  0.92            $  (.50)                            $    0.21
Net income per Common Share -- Diluted                          $  0.84            $  (.50)                            $    0.19

Weighted average shares used to calculate
  earnings per share amounts:
                          Basic                                     7.2                9.7                                  11.0
                          Diluted                                   7.8                9.7                                  11.9

Cash dividends per Common Share                                 $     -            $     -                             $       -
                                                                =======            =======                             =========

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
           Statements which are an integral part of these statements.

                      NOTES TO PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS


     On November 9, 2001, DIANON Systems, Inc. ("Dianon") and UroCor, Inc. ("UroCor") completed their merger transaction pursuant to an Agreement and Plan of Merger dated as of June 28, 2001, as amended on October 3, 2001. Dianon issued 3,861,585 shares and 644,438 options to UroCor shareholders based on the exchange ratio of .3843, that was determined on November 5, 2001, according to the merger agreement. The merger is being accounted for using the purchase method of accounting. Under this method, the acquiring company records the acquired assets less assumed liabilities at fair value. Any difference between the acquisition cost and the sum of the fair values of the acquired company's identifiable assets and liabilities is recorded as goodwill.

      Following is the unaudited pro forma purchase price and unaudited pro forma purchase price allocation based on the UroCor unaudited September 30, 2001 balance sheet. The per share price that was used in the determination of the purchase price is $44.45. This price was determined based on Dianon's average stock price two days before and after November 5, 2001, the date the number of shares and options to be issued became fixed.

      The amount and components of the estimated pro forma purchase price along with the preliminary allocation of such purchase price are as follows (in thousands, except shares and share price):

Dianon shares issued                                                 3,861,585
Per share price as described above                                $      44.45
                                                                  ------------
                                                                  $    171,647
Fair value of Dianon options issued in exchange for
  UroCor options                                                        23,423
Estimated transaction costs and assumed liabilities                     17,998
Proceeds from sale of UroCor's therapeutic business                     (4,550)
                                                                  ------------
      Total consideration and costs                               $    208,518
                                                                  ============

Pro forma purchase price allocation:
   Historical book value of net assets acquired                   $     41,413
Pro forma adjustments:
   Sale of Therapeutic Division Assets                                  (2,810)
   Sale of Therapeutic Division Liabilities                                214
   Write off of capitalized software and other long term assets         (2,940)
   Write off of UroCor goodwill and other intangibles                   (5,200)
   Tax effect adjustments and expenses                                   1,050
   Fair value of identifiable intangible assets recorded
     upon consummation                                                   8,630
                                                                  ------------
      Fair value of net assets acquired                                 40,357
      Goodwill                                                         168,161
                                                                  ------------
      Total consideration and costs                               $    208,518
                                                                  ============


      Merger related fees and expenses primarily consisting of SEC filing fees, fees of investment bankers, attorneys, accountants and financial printing directly related to the transaction are estimated to be $9.8 million. Assumed liabilities include integration related costs, including severance of approximately 200 UroCor employees currently estimated to be $5.8 million, of which $3.6 million was paid at the closing with the balance of $2.2 million to be paid subsequent to the consummation of the merger, and other assumed contractual or other obligations of $2.4 million.

      The final purchase price will be determined based on the actual value of the Dianon shares and options issued as well as actual transaction costs and other accruable costs. The purchase price will be allocated to the assets purchased and liabilities assumed based on their fair values. Dianon has engaged a nationally recognized accounting firm to assist in determining the fair values of the assets and liabilities acquired. This valuation will be completed after the merger is consummated. Accordingly, the allocation of the purchase price is subject to revision based on the final determination of appraised and other fair values.

      The final purchase price allocation will reflect other assets acquired and liabilities assumed, including pre-acquisition contingencies as appropriate. Such pre-acquisition contingencies include expenses relating to the previously announced UroCor DOJ investigation, including without limitation, the administration of the UroCor DOJ settlement(including compliance with the UroCor corporate integrity agreement), any related governmental investigations or proceedings (including the criminal investigation referenced in the UroCor corporate integrity agreement) and any potential indemnification of legal and other fees and costs for past directors, officers and employees of UroCor. Dianon currently estimates that it is probable that these indemnification expenses could amount to up to $1 million, and accordingly, Dianon has recorded a $1 million legal accrual, which is reflected in the determination of total consideration and costs above. Dianon also estimates that these potential indemnification expenses could be as much as $6 million.

      On December 31, 2001, Dianon agreed to sell the stock of UroCor's therapeutic business for $4,550,000. The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the sale of the therapeutic business as if it had been consummated on September 30, 2001. The Unaudited Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 2001 and for the year ended December 31, 2000 give effect to the sale of the therapeutic business as if it had occurred on January 1, 2000. The proceeds from the sale are considered in the allocation of the purchase price to the assets and liabilities assumed.

      Subsequent to the consummation of the merger, Dianon implemented a plan to integrate the UroCor business into Dianon. This resulted in the restructuring of, among other items, UroCor's current staffing levels and billing systems. As a result, it is possible that certain accounts receivable will not be collected. Dianon's management believes these amounts could be $3 to $5 million due to changes in staffing and collection procedures following the merger. Dianon began billing all new UroCor business on the Dianon centralized billing system in Connecticut, immediately upon closing. Any UroCor receivables related to sales prior to closing are being collected by the existing UroCor billing and collections staff using UroCor's current billing system. However, Dianon's integration plans provide that the UroCor billing/collections department and related information systems department in Oklahoma be reduced significantly immediately after closing with additional reductions in the months to follow. Dianon expects that UroCor's entire billing/collections department will be eliminated within a few months following the closing. Accordingly, Dianon believes that the cost of collecting the remaining accounts receivable will exceed the related benefits as this will delay the integration process and impede Dianon's ability to achieve the synergies of integrating the two companies. Based on collections subsequent to the acquisition date, Dianon management believes that additional reserves of $3 to $7 million may be necessary to properly state the net realizable value of the UroCor accounts receivables, due to the changes in staffing and procedures Dianon has implemented subsequent to the closing of the merger.

(1) Represents cash used at closing for merger related expenses including transaction costs of $9.4 million and severance of $3.6 million offset by $4.5 million in proceeds from the sale of UroCor's therapeutic business.

(2) Represents the sale of accounts receivable as part of the divestiture of UroCor's therapeutic business.

(3) Represents the current deferred tax asset of $.6 million on $1.5 million of assumed liabilities related to the early termination of a UroCor software contract and $.4 million on a $1.0 million legal accrual related to probable indemnification costs for former officers and employees involved in Urocor's DOJ investigation, using an effective tax rate of 41%.

(4) Refundable income taxes represent amounts related to severance payments and the write off of UroCor long term assets (including capitalized software, fixed assets and intangibles) offset by the tax liability related to the sale of UroCor's therapeutic business, using an effective tax rate of 41%.

(5) Represents the sale of inventory of $.3 million and other assets of $.3 million related to the divestiture of UroCor's therapeutic business.

(6) Represents the write off of capitalized software primarily related to UroCor's billing system ($2.3 million), and other assets ($.6 million) that will not be used by Dianon and the sale of fixed assets related to UroCor's therapeutic business ($1.1 million).

(7) Represents goodwill and other intangibles recorded upon consummation of the transaction net of the elimination of UroCor intangibles. These amounts consist of goodwill of $168.2 million with an indefinite useful life, tradename of $3.9 million with an indefinite useful life, and a customer list of $4.7 million with a 15 year amortization life. The intangible assets of UroCor to be eliminated upon consummation include goodwill of $3.7 million, distribution rights of $.8 million, and patents and trademarks of $.6 million.

(8) Represents an accrual for severance to be paid after closing ($2.2 million), a legal accrual related to the probable indemnification costs of officers and employees involved in Urocor's DOJ investigation ($1.0 million), amounts due on early termination of a UroCor software project ($1.5 million), and other transaction related costs ($.3 million), offset by the sale of UroCor's therapeutic business liabilities ($.2 million).

(9) Represents the deferred tax liability related to $8.6 million of identifiable intangible assets, using an effective tax rate of 41%.

(10) Represents equity issued of $195.2 million to effect the transaction offset by the elimination of UroCor equity of $ 41.4 million.

(11) Represents the elimination of revenues and expenses as part of the divestiture of UroCor's therapeutic business for the year ended December 31, 2000 and for the nine months ended September 30, 2001.

(12) Represents the amortization of the customer lists acquired in the transaction which are being amortized over a useful life of 15 years. This amortization of $.2 million and $.2 million is offset by the elimination of UroCor intangible amortization expense of $.3 million and $.3 million for the year ended December 31, 2000 and for the nine months ended September 30, 2001, respectively.

(13) Represents the tax effect of the amortization expense and the operations of UroCor's therapeutic business, using an effective tax rate of 41%.